SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

October 29, 2004
Date of Report (Date of earliest event reported)

Florida Gaming Corporation
(Exact name of Registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

3500 NW 37th Avenue, Miami, Florida 33142-0000
(Address of principal executive offices, including zip code)

(305) 633-6400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Item 1.01  Entry into a Material Definitive Agreement. Please see Item 2.03.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant. On October 29, 2004, Florida Gaming Corporation, a Delaware corporation ("Florida Gaming"), borrowed $5 million (the "Loan") from Isle of Capri Casinos, Inc., a Delaware corporation ("ICC"), pursuant to a Secured Promissory Note (the "Note") (See Exhibit 99.1). Under the Note, interest accrues on the unpaid principal balance at an annual rate of 6%. On January 1, 2005 and on the first day of each fiscal quarter thereafter through December 31, 2008, Florida Gaming must make quarterly payments of interest only, in arrears, to ICC, except that during the continuance of any Event of Default (as defined in the Note), interest accrues at an annual rate of 12%. The entire unpaid principal amount of the Note and unpaid interest thereon is payable on the earlier of (i) the sale of all or any material portion of the assets of, or all or any substantial equity interest in, Florida Gaming Centers, Inc., a Delaware corporation and a wholly-owned subsidiary of Florida Gaming ("FGC"), or (ii) December 31, 2008.

Under the Note, on October 29, 2004 Florida Gaming was required to repay certain indebtedness owed by it to Freedom Financial Corporation ("Freedom Financial"), an Indiana corporation and the beneficial owner of approximately 4.6% of the voting power of Florida Gaming. The Note further required Freedom Financial to release its security interest in all of the outstanding shares of the capital stock of FGC, its lien and security interest on all of the assets of FGC, and the guarantee by FGC of all of Florida Gaming's obligations under an Agreement for Line of Credit dated November 24, 1998 by and between Florida Gaming and Freedom Financial (collectively, the "Released Security"). The Note also required that Freedom Financial pay to ICC $1,200,000 on October 29, 2004 to repay a portion of certain pre-existing indebtedness owed by Freedom Financial to ICC.

Pursuant to a Pledge Agreement dated October 29, 2004 among ICC, Florida Gaming, and FGC (the "Pledge Agreement") (See Exhibit 99.2), Florida Gaming's obligations to ICC under the Note are secured by Florida Gaming's pledge to ICC of a continuing security interest in (i) 1,000 shares of the capital stock of FGC owned by Florida Gaming, which constitutes all of the issued and outstanding shares of FGC's capital stock, (ii) all other property delivered to ICC in substitution for or in addition to the FGC capital stock, and (iii) all products and proceeds of all of the foregoing.

In conjunction with the Loan, Florida Gaming, FGC, and ICC also entered into a letter agreement dated October 29, 2004 (the "Letter") (See Exhibit 10.48).

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Pursuant to the Letter, Florida Gaming and FGC promised that during the period beginning October 29, 2004 and ending on the date (the "Final Approval Date") which is the earlier of (i) the date that is six months after the date on which legislation allowing for the operation of slot machines at the Miami Jai Alai business owned and operated by FGC (the "Miami Jai Alai Business") is duly passed and adopted by the State of Florida and (ii) December 31, 2008, Florida Gaming and FGC will not solicit, initiate, or engage in any discussions or negotiations with any third party relating to any possible agreement or other arrangement involving the acquisition of all or substantially all of the Miami Jai Alai Business from FGC or any other transaction (a "Prohibited Transaction") that would otherwise materially interfere with or impair or delay the Transaction (as hereinafter defined). The Letter further provides that beginning on October 29, 2004 and ending on the date that is six months after the Final Approval Date, but in no event later than December 31, 2008, Florida Gaming, FGC, and ICC will use their commercially reasonable best efforts to negotiate in good faith a definitive agreement providing for the purchase by ICC of the Miami Jai Alai Business (the "Transaction") at a purchase price that is, to the extent that the projected net revenue retained by the Miami Jai Alai Business is greater than or equal to 55%, equal to the greater of: (i) the difference between (a) six times the projected first year EBITDA of the Miami Jai Alai Business and (b) the projected cost to ICC of the development, construction, equipping and opening of the slot machine facility proposed by ICC at the location of the Miami Jai Alai Business; or (ii) $100 million. The Letter further provides that if the projected net revenue is less than 55%, the parties may further negotiate the purchase price with appropriate adjustments for such lesser net revenue.

As further inducement to ICC to provide the Loan, ICC required that Freedom Financial, Freedom Holding, Inc., a Delaware corporation and the owner of 100% of the outstanding equity of Freedom Financial ("Holding"), Collett Capital Corporation, a Delaware corporation and the beneficial owner of approximately 28.6% of the voting power of Florida Gaming ("Collett Capital"), and W. Bennett Collett ("Mr. Collett"), who is the beneficial owner of approximately 90.8% of Collett Capital, enter into a Shareholders' Support Agreement and Release of Liens (the "Shareholders' Support Agreement") (See Exhibit 10.49). Under the Shareholders' Support Agreement, (i) Freedom Financial agreed to release the Released Security, (ii) Florida Gaming agreed to repay to Freedom Financial certain pre-existing indebtedness, (iii) Freedom Financial agreed to pay to ICC at least $1,200,000 as a prepayment of a portion of pre-existing indebtedness owed by Freedom Financial to ICC, (iv) Freedom Financial, Holding, Collett Capital, and Mr. Collett (collectively, the "Holders") agreed to not permit discussions or negotiations to continue regarding a Prohibited Transaction, (v) the Holders agreed to vote the stock in Florida Gaming in favor of the Transaction and against any Prohibited Transaction, and (vi) the Holders granted to ICC, contingent upon receipt of all necessary approvals by appropriate Florida regulatory agencies, a proxy to vote their Florida Gaming Stock in favor of the Transaction and against any Prohibited Transaction. Mr. and Mrs. Rowland Howell, beneficial owners of approximately 14.8% of Florida Gaming’s outstanding capital stock, entered into a separate Shareholders’ Support Agreement (See Exhibit 10.50) with respect to items (iv), (v), and (vi), above. The grantors of the proxies described are, collectively, the beneficial owners of greater than 50% of the outstanding capital stock of Florida Gaming.

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Item 7. Financial Statements and Exhibits.

	(a)	Financial Statements of Businesses Acquired.

Not Applicable

	(b)	Pro Forma Financial Information.

Not Applicable

	(c)	Exhibits.

The following exhibits are attached hereto:

99.1		Secured Promissory Note in the face amount of $5,000,000 payable by Florida Gaming Corporation to Isle of Casinos, Inc. dated October 29, 2004.

99.2		Pledge Agreement dated October 29, 2004 executed by Florida Gaming Corporation pledging all of the shares of Florida Gaming Centers, Inc. to Isle of Casinos, Inc.

10.48		Letter Agreement dated October 31, 2001 entered into by and among Isle of Capri Casinos, Inc., Florida Gaming Corporation and Florida Gaming Centers, Inc.

10.49		Shareholders Support and Release of Lien Agreement dated October 29, 2004 entered into among Isle of Capri Casinos, Inc., Freedom Financial Corporation, Freedom Holding, Inc., Collett Capital Corporation and W. Bennett Collett, individually.

10.50		Shareholders Support Agreement dated October 29, 2004 entered into between Isle of Capri Casinos, Inc, and Roland and Dorothy Howell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: November 4, 2004	By:	/s/ W. Bennett Collett
W. Bennett Collett
Chairman of the Board and Chief Executive Officer

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INDEX TO EXHIBITS

EXHIBIT SEQUENTIALLY NUMBER	DESCRIPTION OF DOCUMENT	NUMBERED PAGE

10.48	Letter Agreement dated October 31, 2001 entered into by and among Isle of Capri Casinos, Inc., Florida Gaming Corporation and Florida Gaming Centers, Inc.	7

10.49	Shareholders Support and Release of Lien Agreement dated October 29, 2004 entered into among Isle of Capri Casinos, Inc., Freedom Financial Corporation, Freedom Holding, Inc., Collett Capital Corporation and W. Bennett Collett, individually.	11

10.50	Shareholders Support Agreement dated October 29, 2004 entered into between Isle of Capri Casinos, Inc, and Roland and Dorothy Howell.	22

99.1	Secured Promissory Note in the face amount of $5,000,000 payable by Florida Gaming Corporation to Isle of Casinos, Inc. dated October 29, 2004.	29

99.2	Pledge Agreement dated October 29, 2004 executed by Florida Gaming Corporation pledging all of the shares of Florida Gaming Centers, Inc. to Isle of Casinos, Inc.	34

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